SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                         _______________________________
                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 24, 1999


                        CHESAPEAKE UTILITIES CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)



            DELAWARE          001-11590          51-0064146
         -----------------------------------------------------
     (State  or  other       (Commission      (I.R.S.  Employer
      jurisdiction  of      File  Number)     Identification  No.)
       incorporation)



               909 SILVER LAKE BOULEVARD, DOVER, DELAWARE   19904
   --------------------------------------------------------------------------
       (Address  of  principal  executive  offices, including  Zip  Code)



                                 (302) 734-6799
         ---------------------------------------------------------------
               (Registrant's telephone number, including area code)



         ---------------------------------------------------------------
               (Former name, former address and former fiscal year,
                          if changed since last report.)

ITEM  5.  OTHER  EVENTS.

On August 20, 1999, the Board of Directors of Chesapeake Utilities Corporation (the "Corporation") declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $0.48 2/3 per share (a "Common Share"), of the Corporation. The dividend is payable to the stockholders of record on September 3, 1999 (the "Record Date"). One Right also will be issued with each Common Share issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with each Common Share issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Corporation one-fiftieth of a share of Series A Participating Cumulative Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Corporation at a price of $54.56 per one-fiftieth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Corporation and BankBoston, N.A., as Rights Agent (the "Rights Agent"), dated as of August 20, 1999.

The following summary of the material terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions set forth in the Rights Agreement. A copy of the Rights Agreement is attached as Exhibit
4.1  to  this  Form  8-K,  and  is  hereby  incorporated  herein  by  reference.

Rights  Are  Evidenced  by  Common  Share  Certificates  until Distribution Date
--------------------------------------------------------------------------------
Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earliest to occur of
(i) the date of a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares (except pursuant to a tender or exchange offer that is for all outstanding Common Shares at a price and on terms which a majority of the members of the Board of Directors who are not employees of the Corporation and who are not affiliated with the Acquiring Person (as defined below) determines to be adequate and in the best interests of the Corporation and its stockholders other than such Acquiring Person and its affiliates and associates (a "Permitted Offer") or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as hereinafter defined) (the earliest of such dates being called the "Distribution Date"). A person or group whose acquisition of Common Shares causes a Distribution Date pursuant to clause
(i) above is an "Acquiring Person." The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date."

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, with or without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

Expiration  of  Rights
----------------------
The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 20, 2009, unless earlier redeemed by the Corporation as described below.

Flip-In  Events
---------------
In the event that any person becomes an Acquiring Person (the "Flip-In Event"), each holder of a Right will thereafter have the right to receive, upon exercise, the number of Common Shares (or, in certain circumstances, other securities of the Corporation) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of such an event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

Flip-Over  Events
-----------------
A Flip-Over Event will occur in the event that, at any time following the Shares Acquisition Date, (i) the Corporation is involved in a merger or other business combination transaction (whether or not the Corporation is the surviving entity) with, or (ii) more than 50% of the Corporation's assets or earning power is sold or transferred to, in either case an Acquiring Person or any of its affiliates or associates or, if the holders of the outstanding Common Shares are not treated alike, any other entity. Upon the occurrence of a Flip-Over Event, each holder of a Right (except for the Rights of an Acquiring Person or any of its affiliates and associates which, as described above, shall have become null and void) generally shall have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right.

Exchange  Provision
-------------------
At any time after an Acquiring Person obtains 15% or more of the Common Shares and prior to the acquisition by an Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may elect to exchange the Rights (other than the Rights owned by the Acquiring Person and any of its affiliates and associates), in whole or in part, for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment).

Adjustment of the Purchase Price and Securities Issuable upon Exercise of Rights
--------------------------------------------------------------------------------
The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.

Terms  of  the  Preferred  Stock
--------------------------------
The Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (i) $13.00 per share (or $.26 per 1/50th of a Preferred Share) and (ii) an aggregate dividend per share of 50 times Share (subject to adjustment) the dividend declared per Common. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $ 900.00 per share (or $18.00 per 1/50th of a Preferred Share); thereafter, and after the holders of the Common Shares receive a liquidation payment of $18.00 per share, the holders of the Preferred Shares and the holders of the Common Shares will share the remaining assets in the ratio of 50 (subject to adjustment) to one for each Preferred Share and Common Share so held, respectively. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 50 times (subject to adjustment) the amount received per Common Share. The holders of Preferred Shares will be entitled to vote on all matters submitted to a vote of the Common Shares (with the Preferred Shares being entitled to 50 votes per share). In the event that the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to six full quarterly dividends or more, the holders of the Preferred Shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Shares until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date. These rights are protected by customary antidilution provisions.

Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of a one-fiftieth interest in a Preferred Share purchasable upon the exercise of a Right should approximate the value of one Common Share.

No fractional Preferred Shares will be issued (other than fractions which are one-fiftieth or integral multiples of one-fiftieth of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares.

Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of a one-fiftieth interest in a Preferred Share purchasable upon the exercise of a Right should approximate the value of one Common Share.

Redemption  of  Rights
----------------------
At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, following a Flip-In Event and prior to a Flip-Over Event, the Corporation may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Corporation in which all holders of Common Shares are treated alike but not involving an Acquiring Person or any of its affiliates or associates.

Amendment  of  Rights  Agreement
--------------------------------
All of the provisions of the Rights Agreement may be amended by the Board of Directors of the Corporation at any time prior to the Distribution Date without the approval of the holders of the Rights. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors without the approval of the holders of the Rights to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or its affiliates or associates).

ITEM  7.  FINANCIAL  STATEMENT  EXHIBITS.

(a)     Not  applicable
(b)     Not  applicable
(c)     Exhibits
        4.1 Rights Agreement, dated as of August 20, 1999, between Chesapeake Utilities Corporation and BankBoston, N.A., as Rights Agent, including (i) the form of Certificate of Voting Powers, Designations, Preferences and Rights of Series A Participating Cumulative Preferred Stock attached thereto as Exhibit A, (ii) the form of Rights Certificate attached thereto as Exhibit B, and (iii) the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Chesapeake Utilities Corporation



By:  /s/ JOHN R. SCHIMKAITIS
     -----------------------
     John R. Schimkaitis
     President and Chief Executive Officer


Dated:  August 24, 1999